NATIONAL PENN BANCSHARES, INC.
                         ------------------------------

                               DIRECTORS' FEE PLAN
                               -------------------


                             SECTION I - DEFINITIONS
                             -----------------------

         A. Board of Directors: The Board of Directors of the Company.

         B. Common Stock: The Company's common stock, without par value.

         C. Company: National Penn Bancshares, Inc.

         D. Compensation Committee: The Compensation Committee of the Board of Directors (comprised solely of persons who are "non-employee directors" of the Company, as such term is defined by the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934).

         E. Corporate Secretary: The Corporate Secretary of the Company.

         F. Current Stock Election: An election to receive current payment of Director Fees in shares of Common Stock, without deferral.

         G. Deferred Cash Compensation Account: A book-entry reserve account maintained in the records of the Company (in the case of its participating Directors) or of a Subsidiary (in the case of its participating Directors) indicating the amount owed to an individual Director as a result of a cash deferral of his Director Fees.

         H. Deferred Cash Election: An election to defer the receipt of all or a portion of Director Fees and to receive eventual payment of such Director Fees in cash.

         I. Deferred Stock Compensation Account: A book-entry reserve account maintained in the records of the Company (in the case of its participating Directors) or of a Subsidiary (in the case of its participating Directors) indicating the amount owed to an individual Director as a result of a stock deferral of his Director Fees.

         J. Deferred Stock Election: An election to defer the receipt of all Director Fees and to receive eventual payment of such Director Fees in shares of Common Stock.

         K. Director: Any duly elected or appointed director of the Company or of a Subsidiary, or any duly appointed member of an



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

advisory board of a Subsidiary, other than a person who is also a common law employee of the Company or of a Subsidiary. For purposes of administering and construing this Plan, such a common law employee shall be deemed to be a person who is not a Director.

         L. Director Fees: Fees which are payable to a Director for services performed by such Director as a member of the Board of Directors, as a member of a Subsidiary's board of directors, as a member of any committee, or as a member of any advisory board of a Subsidiary.

         M. Election: The election by a Director to receive payment of Director Fees other than currently in cash.

         N. Fair Market Value: The fair market value of a share of Common Stock, determined pursuant to Section XII hereof.

         O. Interest Crediting Date: March 31, June 30, September 30 and December 31 of each Plan Year.

         P. Plan: This Directors' Fee Plan, as adopted by the Company and as it may be amended from time to time.

         Q. Plan Quarter: A calendar quarter.

         R. Plan Year: A calendar year.

         S. Subsidiary: Any corporation, 50% or more of the capital stock of which is owned, directly or indirectly, by the Company.


                   SECTION II - PURPOSE; RESERVATION OF SHARES
                   -------------------------------------------

         The purposes of the Plan are to provide each Director with payment alternatives for Director Fees and to increase the identification of interests between Directors and the shareholders of the Company by providing Directors with the opportunity to elect to receive payment of Director Fees in shares of Common Stock. For each Plan Year, the aggregate number of shares of Common Stock which may be issued under Current Stock Elections or credited to Deferred Stock Compensation Accounts for subsequent issuance under the Plan is limited to 25,000 shares, subject to adjustment and substitution as set forth in Section VII.B.


                    SECTION III - ELIGIBILITY TO PARTICIPATE
                    ----------------------------------------

         Except as otherwise provided in Section VI or Section VIII, any Director is eligible to participate in the Plan.

               SECTION IV - PAYMENT OR DEFERRAL OF DIRECTORS' FEES
               ---------------------------------------------------

         A. General. Each Director may elect to receive current payment of Director Fees either in cash or in shares of Common Stock, without deferral. Each Director also may elect to defer payment of Director Fees and to receive such deferred payment either in cash or in shares of Common Stock. An Election is made by filing with the Corporate Secretary a "Notice of Election" in the form prescribed by the Company, appropriately completed. Director Fees earned at any time for which an Election is not effective shall be paid in cash on the date when the Director Fees are otherwise payable. Subject to the terms of the Plan, an Election may be changed, modified or terminated by filing with the Corporate Secretary a "Notice of Amendment or Revocation of Election" in the form prescribed by the Company, appropriately completed. Any Election shall terminate on the date a Director ceases to be a Director. Any "Notice of Election" or "Notice of Amendment or Revocation of Election" shall become irrevocable when filed, except by the filing of a new "Notice of Election" or "Notice of Amendment or Revocation of Election" which thereafter becomes effective in accordance with the provisions of this Section IV.

         B. Current Stock Payment. Any Director desiring to make a Current Stock Election shall file with the Corporate Secretary a "Notice of Election", appropriately completed. A Current Stock Election shall be effective on the date on which the "Notice of Election" is filed. Any Current Stock Election shall remain in effect for each succeeding Plan Year unless and until the Director revokes such Election by filing a "Notice of Amendment or Revocation of Election" with the Corporate Secretary, appropriately completed. Any such revocation shall become effective for the Plan Year immediately following the Plan Year in which such revocation is duly filed.

         During the period that a Current Stock Election is effective, all Director Fees payable shall be paid by the issuance to the Director of a number of whole shares of Common Stock equal to the Director Fees payable divided by the Fair Market Value of a share of Common Stock on the date on which such Director Fees are payable (as provided in Section XII hereof). Any amount of Director Fees which is not paid in Common Stock because it is less than the Fair Market Value of a whole share shall be accumulated in cash without interest and added to the amount used in computing the number of shares of Common Stock issuable to the Director on the next succeeding date on which Director Fees are payable under the Current Stock Election. Any such accumulated fractional amount remaining as of the effective date of any termination of a Current Stock Election or of the termination of the Plan shall be paid to the Director in cash on the next succeeding date on which Director Fees would have been payable to the Director under the Current Stock Election.

         The Company shall issue share certificates to the Director for the shares of Common Stock acquired or, if requested in writing by the Director, the shares acquired shall be added to the Director's account under the Company's Dividend Reinvestment Plan. As of the date on which the Director Fees are payable in shares of Common Stock, the Director shall be a shareholder of the Company with respect to such shares.

         C. Deferred Cash Payment. Any Director desiring to make a Deferred Cash Election shall, no later than December 31 of the Plan Year immediately preceding the Plan Year for which such Deferred Cash Election is to become effective, file with the Corporate Secretary a "Notice of Election", appropriately completed. In the case of a person who is elected or appointed as a Director and who was not a Director on the preceding December 31st, such Deferred Cash Election shall be made prior to the commencement of his term of office. For 1997, a Deferred Cash Election shall be made prior to January 1, 1997. Any Deferred Cash Election shall remain in effect for each succeeding Plan Year unless and until the Director amends or revokes such Election by filing with the Corporate Secretary a "Notice of Amendment or Revocation of Election", appropriately completed. Any such amendment or revocation shall become effective for the Plan Year immediately following the Plan Year in which such amendment or revocation is duly filed, and shall remain effective until similarly changed.

         D. Deferred Stock Payment. Any Director desiring to make a Deferred Stock Election shall, no later than December 31 of the Plan Year immediately preceding the Plan Year for which such Deferred Stock Election is to become effective, file with the Corporate Secretary a "Notice of Election", appropriately completed. In the case of a person who is elected or appointed as a Director and who was not a Director on the preceding December 31st, such Deferred Stock Election shall be made prior to the commencement of his term of office. For 1997, a Deferred Stock Election shall be made prior to January 1, 1997. Any Deferred Stock Election shall remain in effect for each succeeding Plan Year unless and until the Director revokes such Election by filing with the Corporate Secretary a "Notice of Amendment or Revocation of Election", appropriately completed. Any such revocation shall become effective for the Plan Year immediately following the Plan Year in which such revocation is duly filed.


                 SECTION V - DEFERRED CASH COMPENSATION ACCOUNT
                 ----------------------------------------------

         A. General. The amount of any Director Fees deferred in accordance with a Cash Deferral Election shall be credited to a Deferred Cash Compensation Account in the name of the Director on the date on which such Director Fees are otherwise payable.



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

         B. Interest. On each Interest Crediting Date, each Deferred Cash Compensation Account shall be credited with additional amounts in the nature of interest. The rate of interest that will accrue with respect to a Deferred Cash Compensation Account for a given Plan Year will be equal to the rate of return realized by the Mandatory Deferral Accounts ("Mandatory Deferral Accounts") of the National Penn Bancshares, Inc. Executive Incentive Plan (the "Executive Incentive Plan") during the three-month period ended within such Plan Quarter. Interest on amounts in Deferred Cash Compensation Accounts shall accrue daily and shall be determined by reference to a 365/366-day year; provided, however, that no deferred Director Fee shall commence accruing interest until the first day of the Plan Quarter immediately following the Plan Quarter in which it is earned.

         Notwithstanding the provisions of the preceding paragraph, if a Deferred Cash Compensation Account is completely liquidated on a date other than an Interest Crediting Date, interest shall be credited to such Account, as of the date of its liquidation, for the period since the last Interest Crediting Date. The interest rate to be used shall be the rate of return realized by the Mandatory Deferral Accounts during the three-month period ended within the last preceding Plan Quarter.

         Notwithstanding anything herein to the contrary, the Compensation Committee may vary the method of calculating interest on Deferred Cash Compensation Account balances if the Executive Incentive Plan is terminated or amended to materially alter the present nature of calculation of interest on Mandatory Deferral Accounts. The decision of the Compensation Committee as to the use of a substituted method of calculating interest shall be final and binding on all affected Directors.


                      SECTION VI - DISTRIBUTION OF DEFERRED
                      -------------------------------------
                       CASH COMPENSATION ACCOUNT BALANCES
                       ----------------------------------

         A. General. No distribution from a Deferred Cash Compensation Account shall be made or commence prior to the occurrence of the event selected by the Director in his Deferred Cash Election as occasioning such distribution. The actual date on which distribution will be made or commence will be determined by the Compensation Committee; provided, however, that such date may be no later than December 31 of the Plan Year in which such event occurs.

         Distributions from Deferred Cash Compensation Accounts may be made in a lump sum or in annual installments over a period of five or ten years. The amount of any annual installment shall be calculated by dividing the balance in a Director's Deferred Cash Compensation Account at the relevant time by the number of installments remaining to be paid. The actual method of


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

distribution from a Director's Deferred Cash Compensation Account will be determined by the method of distribution selected by the Director in his Deferred Cash Election. The balance of the Deferred Cash Compensation Account shall be appropriately reduced on the date of payment to the Director or the Director's designated beneficiary to reflect the installment payments made hereunder. Amounts held pending distribution pursuant to this Section VI shall continue to be credited with interest on a quarterly basis as described in
Section V hereof.

         Notwithstanding anything herein to the contrary, if an individual becomes a proprietor, officer, partner, employee or otherwise becomes affiliated with any business or governmental agency which is in competition with or has regulatory authority over the Company or a Subsidiary, the Compensation Committee shall be entitled, in its sole discretion, to terminate his participation in the Plan and direct that distribution be made to him in one lump sum at that time.

         Once made, an election as to the event which shall occasion a distribution and an election as to the method of distribution shall be irrevocable, unless the Compensation Committee consents in writing to a change. In no event shall such consent be granted with respect to a request by an individual after the occurrence of the event selected by him as occasioning a distribution.

         B. Beneficiary Designation. A Director may designate one or more persons to receive the balance in his Deferred Cash Compensation Account in the event of his death prior to receipt of the total amount therein. No such designation will be valid unless made on a "Beneficiary Designation" form prescribed by the Company, and duly and timely filed with the Corporate Secretary. A Director may at any time, and from time to time, revoke or amend such designation by duly and timely filing a new "Beneficiary Designation" form with the Corporate Secretary. If a Director dies without a completed "Beneficiary Designation" form on file with the Corporate Secretary, payment will be made to his estate. All distributions made as a result of death shall be paid in lump sums.


                SECTION VII - DEFERRED STOCK COMPENSATION ACCOUNT
                -------------------------------------------------

         A. General. The amount of any Director Fees deferred in accordance with a Stock Deferral Election shall be credited to a Deferred Stock Compensation Account in the name of the Director. On each date on which Director Fees are payable to Directors for whom Stock Deferral Elections are in effect, the Director's Deferred Stock Compensation Account shall be credited with a number of shares of Common Stock (including fractional shares) equal to the Director Fees payable divided by the Fair Market Value of a share of Common Stock, on the date on which such Director Fees are payable (as provided in Section XII hereof). If a dividend or


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

distribution is paid on the Common Stock in cash or property other than Common Stock, then, on the date of payment of the dividend or distribution to holders of the Common Stock, each Deferred Stock Compensation Account shall be credited with the number of shares of Common Stock (including fractional shares) equal to the number of shares of Common Stock credited to such Account on the date fixed for determining the shareholders entitled to receive such dividend or distribution times the amount of the dividend or distribution paid per share of Common Stock divided by the Fair Market Value of a share of Common Stock on the date on which the dividend or distribution is paid. If the dividend or distribution is paid in property, the amount of the dividend or distribution shall equal the fair market value of the property on the date on which the dividend or distribution is paid. The Deferred Stock Compensation Account of a Director shall be charged on the date of distribution with any distribution of shares of Common Stock made to the Director from such Account pursuant to
Section VIII.A. hereof.

         B. Adjustment and Substitution. The number of shares of Common Stock credited to each Deferred Stock Compensation Account, and the number of shares of Common Stock available for issuance or crediting under the Plan in each Plan Year in accordance with Section II hereof, shall be proportionately adjusted to reflect any dividend or other distribution on the outstanding Common Stock payable in shares of Common Stock or any split or consolidation of the outstanding shares of Common Stock. If the outstanding Common Stock shall, in whole or in part, be changed into or exchangeable for a different class or classes of securities of the Company or securities of another company or cash or property other than Common Stock, whether through reorganization, reclassification, recapitalization, merger, consolidation or otherwise, the Board of Directors shall adopt such amendments to the Plan as it deems necessary to carry out the purposes of the Plan, including the continuing deferral of any amount of any Deferred Stock Compensation Account.


                     SECTION VIII - DISTRIBUTION OF DEFERRED
                     ---------------------------------------
                       STOCK COMPENSATION ACCOUNT BALANCES
                       -----------------------------------

         A. General. No distribution from a Deferred Stock Compensation Account shall be made or commence prior to the occurrence of the event selected by the Director in his Deferred Stock Election as occasioning such distribution. The actual date on which distribution will be made or commence will be determined by the Compensation Committee; provided, however, that such date may be no later than December 31 of the Plan Year in which such event occurs.

         Distributions of Common Stock from Deferred Stock Compensation Accounts may be made in a lump sum or in annual installments over a period of five or ten years. The number of shares of Common

Stock distributed in any annual installment shall be calculated by dividing the balance in a Director's Deferred Stock Compensation Account at the relevant time by the number of installments remaining to be paid. The actual method of distribution from a Director's Deferred Stock Compensation Account will be determined by the method of distribution selected by the Director in his Deferred Stock Election.

         The balance of the number of shares of Common Stock in the Deferred Stock Compensation Account shall be appropriately reduced to reflect the installment payments made hereunder. Shares of Common Stock remaining in a Deferred Stock Compensation Account pending distribution pursuant to this Section shall continue to be credited with respect to dividends or distributions paid on the Common Stock pursuant to Section VII hereof and shall be subject to adjustment or substitution pursuant to Section VII hereof. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Common Stock on the date immediately preceding the date of such payment.

         The Company shall issue share certificates to the Director, or the Director's designated beneficiary, for the shares of Common Stock distributed hereunder, or if requested in writing by the Director, the shares to be distributed shall be added to the Director's account under the Company's Dividend Reinvestment Plan. As of the date on which the Director is entitled to receive payment of shares of Common Stock, the Director shall be a shareholder of the Company with respect to such shares.

         Notwithstanding anything herein to the contrary, if an individual becomes a proprietor, officer, partner, employee or otherwise becomes affiliated with any business or governmental agency which is in competition with or has regulatory authority over the Company or a Subsidiary, the Compensation Committee shall be entitled, in its sole discretion, to terminate his participation in the Plan and direct that distribution of the balance of his Deferred Stock Compensation Account be made to him in one lump sum at that time.

         Once made, an election as to the event which shall occasion a distribution and an election as to the method of distribution shall be irrevocable, unless the Compensation Committee consents in writing to a change. In no event shall such consent be granted with respect to a request by an individual after the occurrence of the event selected by him as occasioning a distribution.

         B. Beneficiary Designation. A Director may designate one or more persons to receive the balance in his Deferred Stock Compensation Account in the event of his death prior to receipt of


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

the total amount therein. No such designation will be valid unless made on a "Beneficiary Designation" form prescribed by the Company, and duly and timely filed with the Corporate Secretary. A Director may at any time, and from time to time, revoke or amend such designation by duly and timely filing a new "Beneficiary Designation" form with the Corporate Secretary. If a Director dies without a completed "Beneficiary Designation" form on file with the Corporate Secretary, payment will be made to his estate. All distributions made as a result of death shall be paid in lump sums.


                    SECTION IX - NON-ALIENABILITY OF BENEFITS
                    -----------------------------------------

         Neither the Director nor any beneficiary designated by the Director shall have the right, directly or indirectly, to alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, nor shall any such amount be subject to anticipation, alienation, sale, assignment, transfer, pledge, encumbrance, attachment or garnishment by creditors of the Director or the Director's designated beneficiary or to the debts, contracts, liabilities, engagements or torts of any Director or the Director's designated beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or the Director's designated beneficiary, or any legal process.


                     SECTION X - NATURE OF DEFERRED ACCOUNTS
                     ---------------------------------------

         Any Deferred Cash Compensation Account or Deferred Stock Compensation Account shall be established and maintained only on the books and records of the Company or the applicable Subsidiary, and no assets or funds of the Company, a Subsidiary or the Plan or shares of Common Stock shall be removed from the claims of the Company's or a Subsidiary's general or judgment creditors or otherwise made available until such amounts are actually payable to Directors or their designated beneficiaries as provided herein. The Plan constitutes a mere promise by the Company or the applicable Subsidiary to make payments in the future. The Directors and their designated beneficiaries shall have the status of, and their rights to receive a payment of cash or shares of Common Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Company or the applicable Subsidiary. No person shall be entitled to any voting rights with respect to shares credited to a Deferred Stock Compensation Account and not yet payable to a Director or the Director's designated beneficiary. The Company and the Subsidiaries shall not be obligated under any circumstances to fund their respective financial obligations under the Plan and the Plan is intended to constitute an unfunded plan for Federal income tax purposes.


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

              SECTION XI - PLAN ADMINISTRATION; HARDSHIP WITHDRAWAL
              -----------------------------------------------------

         The Compensation Committee shall, with respect to the Plan, have full power and authority to construe, interpret, manage, control and administer this Plan, and to pass and decide upon cases in conformity with the objectives of the Plan under such rules as the Board of Directors and/or the Compensation Committee may establish.

         If the Compensation Committee deems any person entitled to receive a distribution incapable of receiving or disbursing the same by reason of age, illness or any infirmity or incapacity of any kind, payment may be made directly for the comfort, support and maintenance of such person or to any person selected by the Compensation Committee to disburse the same, whose receipt shall be a complete acquittance therefor.

         Notwithstanding the terms of a Cash Deferral Election or a Stock Deferral Election made by a Director hereunder, the Compensation Committee may, in its sole discretion, permit the withdrawal of amounts credited to a Deferred Cash Compensation Account or of shares credited to a Deferred Stock Compensation Account with respect to Director Fees previously payable, upon the request of a Director or the Director's representative, if the Compensation Committee determines that the Director or the Director's representative, as the case may be, is confronted with an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Director or the Director's representative and that would result in severe financial hardship to the Director if an early hardship withdrawal were not permitted. The Director or the Director's representative shall provide to the Compensation Committee such evidence as the Compensation Committee, in its discretion, may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the amount or to the number of shares, as the case may be, necessary to meet the emergency. For purposes of the Plan, a hardship shall be considered to constitute an immediate and unforseen financial hardship if the Director has an unexpected need for cash to pay for expenses incurred by him or a member of his immediate family (spouse and/or natural or adopted children) such as those arising from illness, casualty loss, or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses will not be considered to be the result of an unforeseeable financial emergency. Payment shall be made as soon as practicable after the Compensation Committee approves the payment and determines the amount of the payment or number of shares which shall be withdrawn, in a single lump sum. No Director shall participate in any decision of the Compensation Committee regarding such Director's request for a withdrawal under this Section XI.


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

                 SECTION XII - PAYMENT DATES; FAIR MARKET VALUE
                 ----------------------------------------------

         Director Fees payable currently in cash or to be credited to a Deferred Cash Compensation Account shall be paid or credited, as the case may be, on such dates as the Company's or the Subsidiary's management shall determine, but not less frequently than June 30 and December 31 of each Plan Year. Director Fees payable currently in shares of Common Stock or to be credited to a Deferred Stock Compensation Account shall be paid or credited, as the case may be, on June 30 and December 31 of each Plan Year, in each case covering the six-month period ending on such date.

         "Fair Market Value" of a share of Common Stock on a given date shall be determined (i) based on the average of the closing sale prices of a share of Common Stock for the ten (10) day trading period ending on the given date, as reported on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market and published in The Wall Street Journal, (ii) if no closing sale prices are reported during such ten (10) day trading period, based on the average of the mean of the bid and asked prices per share of Common Stock for such ten (10) day trading period, as reported on Nasdaq, (iii) if the Common Stock is listed on a stock exchange, based on the average of the closing sale prices of a share of Common Stock for the ten (10) day trading period ending on the given date, as reported in The Wall Street Journal, or (iv) if the Common Stock is not listed on Nasdaq or on a stock exchange, by the Board of Directors in its sole discretion.


               SECTION XIII - SECURITIES LAWS; ISSUANCE OF SHARES
               --------------------------------------------------

         The obligation of the Company to issue or credit shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon Nasdaq or each stock exchange, if any, on which the shares of Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect. If, on the date on which any shares of Common Stock would be issued pursuant to a Current Stock Election or credited to a Deferred Stock Compensation Account, sufficient shares of Common Stock are not available under the Plan or the Company is not obligated to issue shares pursuant to this Section XIII, then no shares of Common Stock shall be issued or credited, but rather, in the case of a Current Stock Election, cash shall be paid in payment of the Director Fees payable, and in the case of a Deferred Stock Compensation Account, Director Fees and dividends which would otherwise have been credited in shares of Common Stock shall be credited in cash to a Deferred Cash


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

Compensation Account in the name of the Director. The Compensation Committee shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises.


                            SECTION XIV - AMENDMENT,
                            ------------------------
                     MODIFICATION, SUSPENSION OR TERMINATION
                     ---------------------------------------

         The Company reserves the right, by and through the Board of Directors, to amend, suspend or terminate all or any part of the Plan at any time; provided, that no such amendment, suspension or termination shall adversely affect the amounts or shares then credited to any Deferred Cash Compensation
Account or to any Deferred Stock Compensation Account. If this Plan is terminated, distributions may be made at such time and in such manner as the Board of Directors determines, regardless of the prior provisions of this Plan and any elections made hereunder. The Compensation Committee will give prompt written notice to each Director of any amendment, suspension or termination, or any material modification of the Plan.


                      SECTION XV - GOVERNING LAW; PRONOUNS
                      ------------------------------------

         Except to the extent pre-empted by Federal law, the provisions of the Plan shall be construed, administered and enforced in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania. Each masculine, feminine or neuter pronoun used herein shall be deemed a reference to each other gender, as the content requires.


                    SECTION XVI - RESTATEMENT; EFFECTIVE DATE
                    -----------------------------------------

         The Plan is an amendment and restatement of the Company's Deferred Compensation Plan for Non-Employee Directors, originally adopted by the Board of Directors effective January 1, 1995.

         The amended and restated Plan was adopted by the Board of Directors on December 18, 1996 and approved by the shareholders of the Company at its 1997 Annual Meeting. The amended and restated Plan is effective as of January 1, 1997 and shall continue in effect for a term through December 31, 2006, unless sooner terminated under Section XIV. The Plan was further amended by the Board of Directors on December 18, 2002.


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